Exhibit 99.2

HABER HGP4/ALADDIN™ TECHNOLOGIES

CONFIDENTIAL EXECUTIVE SUMMARY

January 29, 2011

Opportunity Overview

          Developed by Haber, Inc. (OTCBB: HABE) over a period of 25 years, the HGP4/Aladdintm technologies are an environmentally-friendly system of chemical formulations and processes for the hydrometallurgical extraction and recovery of gold from its ores and concentrates.  The proprietary HGP4/Aladdin technologies enable a high-efficiency, cost-effective extraction and recovery of gold from a wide variety of ore types (including bauxite, sulfides, magnetites, selenium complexes, tellurides and many complex, compounded ores) without the use of cyanide, mercury, carbon towers, electrowinning, or the Merrill-Crowe process.

          While the Company believes that its HGP4/Aladdin “green gold” technologies are a cost-competitive alternative to industry-standard cyanide processes in many gold mining situations, it is in the eradication of mercury use from the gold mining industry in the developing world where the Company believes that its technologies are most needed and where the near-term profit potential is the greatest.  Following the successful demonstrations of its HGP4/Aladdin technologies in Paramaribo, Suriname during September 2010 (up to 99% extraction/recovery efficiency, and up to 99% purity of gold produced in under one hour), the Company is seeking funding to construct and begin operation of its first commercial-scale gold processing plant.

Funding Request and Purpose

Haber is currently seeking up to $15,000,000 in project financing to provide working capital to plan, construct and commence operation of its first commercial-scale gold extraction/processing plant to serve the small-scale gold mining community, as well as to bring current its SEC reporting.

The purpose of this first commercial plant is to demonstrate the profitability and overall safety of the Company’s HGP4/Aladdin technologies operating on a commercial scale, and the potential of these technologies to meet the growing need of mining communities around the world for environmentally responsible gold mining technologies.

First Plant Location

The Company is exploring opportunities to locate its first processing plant in South America, where legal and illegal mercury use is rampant in the small-scale mining community.  To this end, over the last six months the Company has held detailed discussions with public and private parties in Suriname and French Guiana, including talks with representatives of the Surinamese Government as to how adoption of the Company’s STAMPtm mercury abatement program (discussed below) might provide a valuable tool to the Government in reforming the Suriname Gold Sector.  The Company is also exploring opportunities in other countries in Asia and Africa where mercury use is prevalent in the local small-scale (artisanal) mining community.

The Company also continues to receive requests from various parties seeking to employ the HGP4/Aladdin technologies as an alternative to cyanide processes, including parties with mining operations in parts of North and South America and Europe where cyanide use is significantly restricted or discouraged (e.g., Montana, California, French Guiana, Hungary).  As these opportunities continue to present themselves, the Company may ultimately decide to locate its first processing plant in North America or in Europe.

HGP4/Aladdin Technologies Overview

          Process Summary

The HGP4/Aladdin technologies comprise a system of chemicals and related processes that include proprietary sulfide and telluride pre-treatment solutions, lixiviants (extracting solutions), and recovery solutions, coupled with proprietary Haber processing equipment.  The HGP4/Aladdin process cycle would typically begin with the pre-treatment of the ore, if required, followed by the extraction of gold using HGP4/Aladdin lixiviants in the Haber Aladdintm machine. The resultant pregnant gold solution would then be pumped into the recovery processor, into which a specially formulated and pre-mixed HGP4/Aladdin recovery solution would be added and stirred.  Within 30 minutes gold would begin to precipitate out of solution, and a filtration or gravitational system would then be used to capture the high-purity powdered gold.

          Suitable Ore Types

HGP4/Aladdin custom processes have been developed and have been shown as being effective on the following gold ores and compositions:

●	Microfine Gold	●	Concentrates
●	Oxidized Ores (incl. heavy metal content)	●	Acidic Ores
●	Sulfide Ores	●	Telluride Ores
●	Some Carbonaceous Ores	●	Complex compounded ores

HGP4/Aladdin processes have also been effectively used to extract gold from limestone and hematitic ores, and can be used to extract gold from mercury-laden gold ores (from which the mercury can be removed and responsibly disposed of), as well as from the tailings left behind by cyanide and mercury process operations.   While the Company has developed a library of different HGP4/Aladdin processes that will work well with various ore types, in order to achieve optimal extraction/recovery efficiencies an HGP4/Aladdin process would typically be customized in the laboratory for the particular ore type to be processed before production in the field commences.

HGP4/Aladdin technologies have been successfully tested in the laboratory on a wide range of ores from around the world, including oxide ores from California, Mexico, Ghana and Peru, and sulfide ores from Alaska, Suriname and Bulgaria.  Extraction and recovery rates in such tests have been in the high 90% range, with total HGP4/Aladdin process times of generally a few hours (and in some cases significantly less).

Safety

Some years ago, an independent California-certified laboratory tested a typical HGP4/Aladdin lixiviant formulation in accordance with the California Department of Health Services “96-Hour Acute Aquatic Toxicity Bioassay”, which tests whether at least 50% of the aquatic organisms used in the test can survive a 96-hour exposure to a 500 mg/l concentration of the solution under test.  This test was conducted in order for the Company to obtain a California permit to engage in gold processing operations in San Bernadino County, which permit the Company ultimately obtained.  The HGP4/Aladdin lixiviant passed the test when 85% of the fish-life survived the HGP4/Aladdin lixiviant head-solution and 100% of fish-life survived the HGP4/Aladdin lixiviant spent-solution.

In a second phase of this bioassay, it was determined that the HGP4/Aladdin lixiviant extracted very little, if any, of the heavy metals present in the particular ore sample being tested (such as chromium, cobalt, lead, mercury or nickel).   This represents a significant safety advantage over industry-standard cyanide processes, for not only is cyanide a poison in its own right, but over time it also acts to liberate certain heavy elements (e.g., cadmium, lead and mercury) that are dangerous to humans and to the environment.

Third Party Validation

Independent parties have validated HGP4/Aladdin technology extraction/recovery results over the years, including:

●	FILAB Laboratories (Paramaribo, Suriname)
●	Kwame Nkrumah University of Science and Technology (Ghana)
●	Edward S. Babcock & Sons, Inc. (environmental laboratories, Riverside, CA)
●	Pincock, Allen & Holt, Inc. (mining consultants, Lakewood, CO)
●	Lyntek Incorporated (mining engineers, Lakewood, CO)

Mercury Abatement Program

To address the global mercury problem in the gold industry, Haber has developed the Strategic Abatement of Mercury and Povertytm (STAMPtm) program designed to induce small-scale artisanal miners in developing countries who are currently using mercury recovery processes to adopt Haber’s more efficient and safe gold mining technologies. It is estimated that there are approximately 20 million small-scale miners active in more than 50 countries around the world, who typically live in the poorest and most remote areas, with few employment opportunities.  And these numbers have been growing, in line with higher prices and demand for gold in the OECD countries as well as in emerging economies such as China and India.

The Company’s fundamental strategy looks to illustrate the economic and safety advantages of the HGP4/Aladdin technologies to both national governments and to the local miners themselves in developing countries where mercury is in widespread use.  But providing a mercury-free, safe working environment (or even outlawing mercury use altogether) will not be sufficient to convince indigent miners to abandon mercury processing. Ultimately, the success of the STAMP program will depend on the Company’s ability to provide small-scale miners with a greater level of income than they can derive from their use of current mercury processes.  Company management believes that this is possible with the increased gold recovery rates for HGP4/Aladdin processes (estimated at 95% to 99%) as compared to recovery rates for mercury processes currently being used (estimated at 35% to 50%) or for other gold extraction/recovery processes not involving the use of either mercury or cyanide (estimated at 30% to 40%).

HGP4/Aladdin Benefits Over Cyanide Processes

HGP4/Aladdin technology benefits over industry-standard cyanide extraction and recovery processes (which can achieve gold extraction/recovery efficiencies in the high 90% range) are expected to include the following:

●	HGP4/Aladdin chemicals and processes that are environmentally friendly to humans and the environment, eliminating the need to contain and detoxify large volumes of cyanide-laden effluents.

●	Higher extraction and recovery rates in many cases than with cyanide processes, which significantly lose extraction efficiencies (necessitating the use of more cyanide) when used with complex ores containing sulfides and other refractory materials commonly found together with gold.

●	A sulfide-reduction component of the HGP4/Aladdin technologies that may reduce or eliminate the need for expensive roasting plant & equipment (coasting tens of millions of dollars) often required to effectively apply cyanide extraction processes to sulfide ores.

●	Significantly faster HGP4/Aladdin processing times for equivalent ore compositions and volumes, representing the potential for significant operating cost savings (HGP4/Aladdin technologies do not require very fine grinding, vigorous agitation and/or aeration commonly required for cyanide extraction processes).

●	Because of faster processing times, the capital equipment costs required for a commercial-scale HGP4/Aladdin vat-leach processing plant are expected to be relatively small as compared to the overall capital costs of gold processing with comparable materials throughput utilizing industry-standard cyanide vat-leach processes.

●	Significantly less use of water in extraction and recovery processes, thereby preserving scarce water resources and creating less effluent volume to manage relative to typical cyanide extraction processes.

In summary, Company management believes that, as compared to current cyanide processes, its HGP4/Aladdin technologies are capable of providing superior gold extraction and recovery efficiencies with greater speed, while utilizing relatively non-complex and inexpensive plant and equipment, and may be effective with several gold ores that are refractory in nature with regard to available cyanide processes.

Management

Albert B. Conti, Chairman, Chief Executive Officer and Director:  Mr. Conti joined Haber in 2003 as President and Chief Operating Officer, and served in such positions until assuming his current role upon the death in September 2007 of the Company’s founder, Norman Haber.  Mr. Conti is an attorney, engineer, inventor and former Polaroid Corporation executive. He has been a member of the Massachusetts and Federal Bars for over 30 years, specializing in business law and reorganizations. During his career at Polaroid, he worked as a project director in the departments of design, sales and marketing, and he also played a role in the process of evaluating other companies for Polaroid acquisition. He has personally owned, operated and turned around numerous client companies. Mr. Conti holds a Bachelors in Mechanical Engineering from Northeastern University, a Masters in Business Administration from George Washington University and a Juris Doctor from Suffolk University.

Peter  R. D’Angelo, Executive Vice President, Chief Financial Officer, Secretary and Director:  Mr. D’Angelo has been Executive Vice President, Chief Financial Officer and Secretary of Haber since 2003.  Previously, Mr. D’Angelo served for 37 years with Raytheon Company, where he held various senior control and financial positions, including Chief Financial Officer, Company Controller, Controller for the Missile Systems Division, Director of Management and Operations for the Patriot Air Defense Program, and the business manager for Air Defense Programs in the United States, Europe, the Middle East and the Far East. In 1997, Mr. D’Angelo was recognized by Global Finance magazine as one of the top 10 international finance executives. Mr. D’Angelo holds a Bachelors in Business Administration from Boston College and a Masters in Business Administration from Babson College.

Daniel Dajie, Executive Vice President, Chief Technical Officer:  Mr. Dajie is an accomplished executive, inventor and product development expert with an impressive track record in commercializing innovative technologies in order to achieve corporate growth. He brings to the Company a broad base of knowledge in mechanical, electrical, chemical, software and optical systems, and is principally focused on developing commercial applications and products from Company’s broad portfolio of technologies.  With regard to the HGP4/Aladdin technologies, in particular, his efforts have led to the development of a novel sulfide-reduction process (representing a significant advance in the extraction of gold from refractory ores) as well as the development of innovative gold processing equipment.  Prior to joining Haber, Mr. Dajie spent 25 years at Polaroid Corporation in a variety of product development positions, including as Senior Development Engineer and, most recently, as Vice President of Product Development. The co-author of several patents, he was a co-founder of Polyfuel, Inc., where he helped to develop an innovative fuel cell technology for highly portable power applications. Mr. Dajie is a registered professional engineer and holds a Masters in Mechanical Engineering, as well as Bachelors in both Mechanical Engineering and Chemistry, all from the University of Durban-Westville in South Africa.

Michael P. Cannon, Executive Vice President, General Counsel: Mr. Cannon joined Haber in 2010 to assist in legal, business planning and fund-raising activities.  Previously, Mr. Cannon served as Corporate Counsel to BearingPoint, Inc., as Partner in Sonnenschein, Nath & Rosenthal (now  SNR Denton), and Of Counsel to Mayer Brown.  An experienced corporate, securities and venture capital lawyer, Mr. Cannon has structured and closed a wide variety of corporate finance transactions for public and private companies, and has experience serving as General Counsel to early-stage technology companies.  Mr. Cannon received his Bachelors in Business Administration from the University of Michigan Ross School of Business, and his Juris Doctor from Harvard Law School.

Chandi Jethu, Executive Vice President, Strategic Development:  Mr. Jethu joined Haber in December 2010 to assist in deploying Haber’s proprietary HGP4/Aladdin technologies worldwide. Mr. Jethu has extensive experience  in originating and successfully marketing capital market products (both asset and liability) to address a wide variety of financing needs.  He has particular expertise in creating a broad range of solutions-driven, custom debt and hybrid products designed to meet a client’s particular financing needs. Previously, Mr. Jethu served as an Executive Director for UBS Investment Bank (London), and as Managing Director of Bear Stearns International (London).  Mr. Jethu also served as Director for Greenwich-Natwest Capital Markets (London).   Mr.  Jethu holds a Bachelors in Business Economics and a Masters in Business Economics (Specializations in Finance, Investments, Banking and Monetary Policy) from Erasmus Universiteit Rotterdam, The Netherlands.

Henry Rosenberg, Vice President of Research & Development:  Dr. Rosenberg has been associated with Haber in various capacities since 1990, and is currently consulting as chief scientist to Haber’s Electromolecular Propulsion (EMP) technologies.  He had worked closely with Mr. Haber in both the EMP and HGP Technologies.  For many years Dr. Rosenberg was a member of the Research Staff at Yale University, the University of Michigan and at the International Atomic Energy Agency in Vienna, Austria, where he investigated the use of radioisotopes for groundwater tracing and quantification.  Dr. Rosenberg also has more than 10 years of experience in the marketing and sales of instrumentation to the solid state, biotech, and pharmaceutical research and manufacturing sectors. He holds a Doctorate in Nuclear Chemistry from Clark University.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, opportunities, objectives, potential agreements, goals, strategies, expectations, statements of belief, future events or performance and underlying assumptions.  These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks.  All forward-looking statements made by or on behalf of Haber Inc. are qualified.  Haber Inc. disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact Information

Prospective investors and parties interested in learning more about opportunities with Haber should visit Haber’s web site at www.habercorp.com, or contact either Albert B. Conti at (617) 877-7924, or by email at a.conti@habercorp.com, or Michael P. Cannon at (630) 404.3067, or by email at m.cannon@habercorp.com.